                              AMENDED AND RESTATED

                            Certificate of FORMATION

                                       OF

                       SHREVEPORT RED RIVER UTILITIES LLC

     Shreveport Red River Utilities LLC, a limited  liability  company organized and existing under and by virtue of the Delaware Limited  Liability  Company Act
(as the same may be amended from time to time, the ”Act”),  adopts,  pursuant to
Section  18-208 of the Act, the following  Amended and Restated  Certificate  of
Formation for such limited liability company (the ”Company”).

DOES HEREBY CERTIFY:

     FIRST:  That the Certificate of Formation of Shreveport Red River Utilities
     LLC, be amended by changing  articles  FIRST and SECOND thereof so that, as amended,  said  articles  FIRST and  SECOND  shall be and read as  follows:

          FIRST:  The name of the limited  liability  company is Shreveport Red
                  River Utilities, LLC

          SECOND:  The address of the  limited  liability  company’s  registered office in the State of Delaware is:

                    c/o The  Corporation  Trust  Company,  1209  Orange  Street,
                    Wilmington,  New Castle  County,  Delaware,  19801,  or such other  location  as the  Parties  by  mutual  consent  shall determine.  The name of its registered  agent of the Company is: The  Corporation  Trust  Company,  1209  Orange  Street,
                    Wilmington,  New Castle  County,  Delaware,  19801,  or such other  location  as the  Parties  by  mutual  consent  shall determine.  Either the  registered  office or the registered agent may be changed in the manner provided by law.

     SECOND: That the Certificate of Formation of Shreveport Red River Utilities
     LLC, be amended to add articles THIRD,  FOURTH,  AND FIFTH thereof so that, as amended,  said articles  THIRD,  FOURTH,  AND FIFTH shall be and read as follows:

          THIRD: That the Company shall exist until  dissolved  according to law or by the terms of its Limited  Liability  Company Agreement
                 (the ”LLC Agreement”).

          FOURTH: Subject to the LLC Agreement,  the Company shall have and may exercise all powers and rights which a limited  liability
                  company may exercise legally pursuant to the Act.

          FIFTH:  That the Company  reserves the right to amend this Certificate of Formation from time to time in accordance  with the Act, provided, that the  unanimous  approval  of the  members of the  Company to such amendment has been duly obtained.

          IN WITNESS WHEREOF, said Shreveport Red River Utilities LLC has caused this certificate to be signed by Cecilia Temple, Corporate Paralegal,  this
     19th day of October, 2000.

                                 SHREVEPORT  RED  RIVER   UTILITIES  LLC
                              (now   Shreveport  Red  River Utilities, LLC)

                                              /s/ Cecilia Temple
    ------------------
                                                Cecilia Temple
                                               Authorized Agent